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                                 EXHIBIT INDEX

  EXHIBIT
   NUMBER                                                   DESCRIPTION                              LOCATION
  -------                                                   -----------                              --------
     12                             Computation of Ratios of Earnings to Fixed Changes            Filed herewith.
     23                             Consent of PricewaterhouseCoopers LLP                         Filed herewith.